UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2024 (January 31, 2024)

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas	76262
(Address of Principal Executive Office)	(Zip Code)

(615) 549-6600
(Registrant’s Telephone Number, Including Area Code)

None
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	FARM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2024, the Board of Directors (the “Board”) of Farmer Bros. Co. (the “Company”) appointed John E. Moore III as the Company’s President and Chief Executive Officer (“CEO”) on a permanent basis.  Mr. Moore was previously appointed interim CEO effective October 1, 2023 and has been a member of the Board since January 24, 2024. Before being named as the Company’s interim CEO, Mr. Moore served as the Company’s head of coffee, where he was responsible for the Company’s green coffee procurement, research and development, coffee excellence, roasting and manufacturing and coffee sustainability initiatives. Prior to joining the Company in May 2023, Mr. Moore served as the CEO for Vassilaros Coffee from 2018 to 2023. Earlier in his career, Mr. Moore was the senior trader and general manager at Volcafe Specialty Coffee, the CEO and managing partner of FAL Coffee Inc. and the vice president of sales and marketing at Octavio Inc., dba Dallis Coffee. He has also founded and led several businesses, including Jolly Roger Imports, ELIXIR Cocktail & Espresso Bar and the German expansion of New York Gourmet GmbH & Co. Mr. Moore is a Certified Q grader and Cup of Excellence head judge.

In connection with his appointment as permanent CEO, the Board approved the following changes to Mr. Moore’s compensation:

•	his annual base salary was increased from $400,000 to $450,000, effective January 31, 2024; and

•	his short-term cash incentive opportunity for fiscal 2024 was increased to 100% of his base salary, effective with respect to the last nine months of fiscal 2024.

In addition, as of the end of the trading day on February 12, 2024 (the “Grant Date”), Mr. Moore will be granted:

•
an award of restricted stock units (“RSUs”) with a value of $337,500 under the Company’s 2017 Long-Term Incentive Plan (the “2017 Plan”), with the number of RSUs to be determined by dividing the value by the closing stock price on the Grant Date. This award will vest ratably over a three-year period on each anniversary of the Grant Date, subject to Mr. Moore’s continued employment with the Company on the applicable vesting date;

•
an award of performance-based restricted stock units (“PBRSUs”) with a target value of $337,500 under the 2017 Plan, with the target number of PBRSUs to be determined by dividing the value by the closing stock price on the Grant Date.  This award will be subject to Mr. Moore’s continued employment with the Company through the period beginning on July 1, 2023 through June 30, 2026 (the “performance period”) and will vest or be earned based on achievement relative to the criteria set forth in the award agreement during the performance period, as more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2023; and

•
an award of PBRSUs with a target value of $450,000 under the 2017 Plan, with the target number of PBRSUs to be determined by dividing the value by the closing stock price on the Grant Date. The PBRSUs will vest, if at all, on either: (1) the date on which the volume-weighted average price per share of the Company’s common stock reaches at least $6.00 per share over the preceding 90 consecutive trading days (the “share price target”); or (2) a Change in Control, as defined in the 2017 Plan, that implies a value of at least $6.00 per share for the Company’s common stock.  The PBRSUs will expire on the third anniversary of the Grant Date, if the share price target is not achieved, or if a Change in Control has not occurred, on or prior to such expiration date.

Item 7.01.	Regulation FD Disclosure.

On February 6, 2024, the Company issued a press release announcing the appointment of Mr. Moore as permanent CEO. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by the Company on February 6, 2024

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2024

FARMER BROS. CO.

	By:	/s/ Jared Vitemb
Jared Vitemb
VP, General Counsel, Secretary and Chief Compliance Officer